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                                                                     EXHIBIT 4.1

                                CSX CORPORATION

                     Action of Authorized Pricing Officers
                     -------------------------------------

                                  May 7, 1999


     1. Pursuant to (i) Section 301 of the Indenture dated as of August 1, 1990 between CSX Corporation (the "Corporation") and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997 and the Third Supplemental Indenture dated as of April 22, 1998 (the indenture, as so supplemented, is herein called the "Indenture"), and (ii) resolutions duly adopted by the Board of Directors of the Corporation at a meeting duly called and held on December 9, 1998, the undersigned officers hereby reactivate the program to offer and sell the Corporation's Medium-Term Notes, Series C, which series (as that term is used in Section 301 of the Indenture) of Securities was established pursuant to the Action of Authorized Pricing Officers dated as of September 30, 1998 with an aggregate initial offering price of up to U.S. $750,000,000. As of the date hereof, U.S. $350,000,000 in aggregate initial offering price of such Securities have been issued. The undersigned officers hereby authorize the issuance of the Corporation's Medium-Term Notes, Series C with an aggregate initial offering price of up to U.S. $400,000,000 (the "Notes"). The Notes shall be issued under the Indenture and shall have the terms set forth in the Prospectus and the Prospectus Supplement substantially in the form attached as Exhibit A (collectively, the "Prospectus") and such other or different terms as may be established by an Authorized Officer (as hereinafter defined). Terms used herein and not defined shall have the meaning assigned to them in the Indenture or the Prospectus.

     2. The terms of the Notes shall include without limitation the terms set forth below.

TITLE:              Medium-Term Notes, Series C

INITIAL OFFERING
PRICE: Up to U.S. $400,000,000 (including, in the case of Foreign Currency Notes, the equivalent thereof at the Market Exchange Rate on the applicable trade dates in one or more foreign currencies or currency units); subject to the foregoing, the aggregate initial offering price of Notes to be issued and sold from time to time shall be as selected by the initial purchaser and agreed to on behalf of the Corporation by an officer of the Corporation who has been designated for such purpose in or pursuant to this Action of Authorized Pricing Officers (each, an "Authorized Officer"), as evidenced by written instructions (the "Instructions") furnished by the Corporation from time to time to the Trustee and any Security Registrar and Authenticating Agent (the "Notice Parties").

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DENOMINATIONS
AND FORMS:          The Notes, except Foreign Currency Notes (including any
                    permanent Global Notes representing Book-Entry Notes) will be issuable in fully registered form only in denominations of U.S. $1,000 and integral multiples of $1,000 in excess thereof. Foreign Currency Notes will be issuable only in the denominations as shall be determined by an Authorized
                    Officer from time to time and specified to the Notice
                    Parties in the Instructions.

                    Notes may be issued in definitive or global form as may be determined by an Authorized Pricing Officer.

                    The Notes will be issuable in permanent global form without coupons, and beneficial owners of interests in any such
                    permanent Global Note may exchange such interests for
                    definitive Notes in registered form, of like tenor and of an equal aggregate principal amount, only if (x) the U.S.
                    Depositary named below (the "Depositary") notifies the
                    Corporation that it is unwilling or unable to continue as
                    U.S. Depositary for such permanent Global Note or if at any time the Depositary ceases to be a clearing agency
                    registered under the Securities Exchange Act of 1934, as
                    amended (the "Exchange Act"), (y) the Corporation in its
                    sole discretion determines that such permanent Global Note shall be exchangeable for definitive Notes in registered
                    form or (z) any event shall have happened and be continuing which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes.  Any
                    permanent Global Note that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for
                    definitive Notes in fully registered form only, of like
                    tenor and of an equal aggregate principal amount, in
                    denominations of U.S. $1,000 and integral multiples of U.S.
                    $1,000 in excess thereof.  Such definitive Notes shall be
                    registered in the name or names of such person or persons as the Depositary shall instruct the Security Registrar.  The
                    Depositary for any such permanent Global Note shall be The
                    Depository Trust Company.
PAYMENT OF
INTEREST:           Interest on a Note will be payable to the Person in
                    whose name such Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record
                    Date next preceding the Interest Payment Date for such
                    interest; provided, however, that interest payable on such
                              --------  -------
                    Note at Maturity will be payable to the Person to whom principal shall be payable.

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MATURITY:           The date on which the principal of each of the Notes is
                    payable shall be any day 9 months or longer from its Issue Date, as determined by an Authorized Officer from time to time, and specified to the Notice Parties in the Instructions.

INTEREST RATE
OR RATES:           The rate or rates, or the method of determining the rate or rates, at which any of the Notes shall bear interest shall, consistent with the options set forth in the Prospectus and this Action of Authorized Pricing Officers, shall be determined by any Authorized Officer from time to time, and specified to the Notice Parties in the Instructions. Each
                    Note, except a Zero Coupon Note, will bear interest from and including its Issue Date or from and including the most recent Interest Payment Date (or in the case of a Floating
                    Rate Note with daily or weekly Interest Reset Dates, the day following the most recent Regular Record Date) with respect to which interest on such Note (or any predecessor Note) has been paid or duly provided for until the principal thereof is paid or made available for payment. Unless otherwise determined by an Authorized Officer and specified to the Notice Parties in the Instructions, the Interest Payment
                    Dates for Fixed Rate Notes shall be March 1 and September 1 of each year. Unless otherwise determined by an Authorized
                    Officer and specified to the Notice Parties in the Instructions, the Interest Payment Dates for Floating Rate
                    Notes shall be as described in the sixth paragraph under the caption "Description of Notes -- Floating Rate Notes" in the
                    Prospectus. Notwithstanding the foregoing, the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will be made on the second Interest Payment Date following the Issue
                    Date of such Note to the registered owner on the Regular
                    Record Date immediately preceding such Interest Payment
                    Date.  The Regular Record Date for Fixed Rate Notes having
                    Interest Payment Dates of March 1 and September 1 shall be the February 15 or August 15, as the case may be, next preceding such March 1 and September 1 Interest Payment
                    Dates.  The Regular Record Date for Fixed Rate Notes having
                    Interest Payment Dates of other than March 1 and September 1 and the Regular Record Dates for Floating Rate Notes shall be the dates 15 calendar days prior to such Interest Payment
                    Dates.

PLACE OF PAYMENT:   The place of payment of any principal, premium and interest on Notes shall be as specified in the Prospectus unless otherwise specified by an Authorized Officer in Instructions to the Notice Parties.

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REDEMPTION:         An Authorized Officer shall determine and specify to the
                    Notice Parties in the Instructions either that a Note cannot be redeemed prior to its Stated Maturity or that a Note will be redeemable at the option of the Corporation and/or at the option of a Holder on or after a specified date prior to its Stated Maturity at a specified price or prices, together with accrued interest to the date of redemption. The terms and conditions, if any, upon which the Notes may be redeemed, in whole or in part, at the option of the Corporation, including without limitation, the period or periods within which, and the price or prices at which such redemption may be effected shall be determined by an Authorized Officer from time to time and shall be specified to the Notice Parties in the Instructions.

SINKING FUND:       An Authorized Officer shall determine and specify to the
                    Notice Parties in the Instructions either that the Corporation will not be obligated to redeem or purchase a Note pursuant to any sinking fund or at the option of the Holder thereof or that the Corporation will be so obligated and if so obligated the terms and conditions thereof.

CURRENCY:           Principal of and any premium and interest on the Notes shall be payable in U.S. dollars or in such foreign currency or currencies, or currency units, as shall be determined by an Authorized Officer from time to time and specified to the Notice Parties in the Instructions. Principal of and any premium and interest on Foreign Currency Notes will be payable by the Corporation in U.S. Dollars. Unless otherwise determined by an Authorized Officer and specified to the Notice Parties in the Instructions, the Exchange Rate
                    Agent will obtain the quotations necessary to convert all payments of principal of and any premium and interest on Foreign Currency Notes to U.S. dollars. However, unless otherwise determined by an Authorized Officer and specified to the Notice Parties in the Instructions, the Holder of a Foreign Currency Note may elect to receive such payments in the applicable foreign currency, currencies or currency units, in which such Note is denominated, as described in and subject to the terms and conditions set forth in the Prospectus under the caption "Special Provisions Relating to Foreign Currency Notes -- Payment of Principal, Premium and
                    Interest."

                    Payments of principal of and any premium or interest on the Notes may be determined with reference to an index (e.g., foreign currency or currencies, or a currency unit, or financial indices), and the manner in which such amounts shall be determined shall be determined by an

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                    Authorized Officer from time to time and shall be specified to the Notice Parties in the Instructions.

ORIGINAL ISSUE
DISCOUNT:           The portion of the principal amount of any Original Issue
                    Discount Notes or Zero Coupon Notes which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 of the Indenture shall be determined by an Authorized Officer from time to time and shall be specified to the Trustee in the Instructions.

OTHER:              Article 14 of the Indenture shall apply to the Notes.

                    Section 311 of the Indenture shall apply to the Foreign Currency Notes of this series.

     3. The form and terms of the Notes substantially in the forms of Exhibits B-1 and B-2 attached hereto and Exhibits A through F of the Indenture, with such modifications thereto as may be approved by an Authorized Officer, are hereby approved; and the Chairman of the Board, the President, any Vice President, the Managing Director-Corporate Finance and the Corporate Secretary or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized, in the name and on behalf of the Corporation, to execute, manually or by facsimile signature, and in the manner provided in the Indenture, the Notes (and, in addition, to replace lost, stolen, mutilated or destroyed Notes, all as provided in the Indenture) substantially in the form approved hereby, in both temporary and definitive form, with such changes, modifications and insertions therein as the officer executing the Notes shall determine, such determination to be conclusively evidenced by the execution thereof by such officer, all in the manner and form required in, or contemplated by, the Indenture.

     4. The signatures of the officers of the Corporation so authorized to execute the Notes may, but need not be, the facsimile signatures of the current or any future such authorized officers imprinted or otherwise reproduced thereon, the Corporation for such purpose hereby adopting such facsimile signatures as binding upon it, notwithstanding that at the time any Notes shall be authenticated and delivered or disposed of any officer so signing shall have ceased to be such authorized officer.

     5. The form, terms and provisions of the Indenture are hereby ratified and approved.

     6. The form, terms and provisions of the Distribution Agreement dated as of May 7, 1999 between the Corporation and the Agents specified therein, providing for the issuance and sale and solicitations of sales, from time to time, of the Notes are hereby approved; and the Chairman of the Board, the President, any Vice President, the Managing Director-Corporate Finance and the Corporate Secretary or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized and directed to execute and deliver,

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in the name and on behalf of the Corporation, the Distribution Agreement with such changes therein as the officer of the Corporation executing the Distribution Agreement shall approve, the execution thereof by such officer to be conclusive evidence of such approval; and any one of such officers is authorized to appoint such other Agents from time to time as such officer shall deem appropriate.

     7. The form, terms and provisions of the Calculation Agent Agreement, dated as of May 7, 1999 between the Corporation and the Trustee are hereby approved with such changes therein as the Officer of the Corporation executing the same shall approve the execution thereof by such Officer to be conclusive evidence of such approval; the Chairman of the Board, the President, any Vice President, the Managing Director-Corporate Finance and the Corporate Secretary or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, such agreements.

     8.  The form and terms of the Prospectus are hereby approved.

     9. The Chairman of the Board, the President, any Vice President, the Managing Director-Corporate Finance and the Corporate Secretary or any Assistant Corporate Secretary of the Corporation are, and each of them with full power to act without the others hereby is, authorized and empowered to take all actions, and to execute and deliver any and all documents, in the name and on behalf of this Corporation as such officer or officers shall deem necessary or appropriate to effect or otherwise carry out the foregoing.

     10. Any and all actions heretofore or hereafter taken by any officer or officers of the Corporation within the terms of the foregoing, including without limitation, the filing of a registration statement and amendments, supplements and addenda thereto with the Securities and Exchange Commission with respect to the Notes and other securities which may be issued pursuant to the Indenture, are hereby ratified and confirmed as the act of the Corporation.

     11. Any one of the Chairman of the Board, the President, any Vice President, the Managing Director-Corporate Finance, the Assistant Treasurer and the Corporate Secretary of the Corporation, each with power to act without the other, shall be an Authorized Officer for purposes of implementing the provisions of this Action of Authorized Pricing Officers and any Authorized Officer is hereby authorized to re-delegate in writing the authority granted in this Action of Authorized Pricing Officers.

     12. Notes may be authenticated by the Trustee and issued in accordance with the Administrative Procedures adopted pursuant to the Distribution Agreement upon receipt by the Trustee (including by facsimile) of an Authentication Certificate supplemental to this Action of Authorized Pricing Officers, in substantially the form attached as Exhibit C (an Authentication Certificate) setting forth the information specified or contemplated therein for the particular Notes to be authenticated and issued.

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Dated as of the date first set forth above.


                              By:
                                  ------------------------------------------
                              Name:    John W. Snow
                              Title:   President and Chief Executive Officer


                              By:  /s/ PAUL R. GOODWIN
                                  ------------------------------------------
                              Name:    Paul R. Goodwin
                              Title:   Executive Vice President-Finance and
                                       Chief Financial Officer


                              By:  /s/ GREGORY R. WEBER
                                   -----------------------------------------
                              Name:    Gregory R. Weber
                              Title:   Vice President and Treasurer










Action of Authorized Pricing Officers
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                                   EXHIBIT A

                                  PROSPECTUS










Action of Authorized Pricing Officers
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                                  EXHIBIT B-1

                            FORM OF FIXED RATE NOTE











Action of Authorized Pricing Officers
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                                  EXHIBIT B-2

                          FORM OF FLOATING RATE NOTE












Action of Authorized Pricing Officers
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                                   EXHIBIT C

                      FORM OF AUTHENTICATION CERTIFICATE











Action of Authorized Pricing Officers